Listing Report:Supplement No. 272 dated Jun 24, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 296133
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$65.48

Auction yield range:	3.98% - 10.00%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1996	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	1y 7m
Credit score:	760-779 (Jun-2010)	Total credit lines:	14	Occupation:	Tradesman - Plumber
Now delinquent:	0	Revolving credit balance:	$8,676	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kbcw	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Re-plaster my pool
Purpose of loan:
I have been working my rear-end off for the last couple of months working on my pool and now it is finally time to re-plaster.? I have chipped out the old plaster and tile, fixed a crack, cut out 5 areas of rusted rebar, and re-tiled the entire water line.? I saved about $1,400 doing this myself. ????

My financial situation:
I have worked for the last 10 years in the swimming pool service and repair industry, and specialize in automated, wireless, and complex systems.? I work full time plus over time mon. - fri. and own my own service and repair company which I work evenings and weekends.? I have only 3 credit accounts with a balance, and actually have $13,000+ available from a line of credit, however I do not want to access this as it would re-work the balance to a 5 year term, and I intend on paying this loan off in 18-24 months, with a monthly payment of 100 - 125.

My truck is completely paid off, and I am working to become debt free, however it is starting to get hot, and I really want to swim in my pool.

Monthly net income: $ 2,800 - 3,300

Monthly expenses: $ 1450 - 1600
??Housing: $ 890
??Insurance: $ 90
??Car expenses: $ paid through my business
??Utilities: $ 145 - 295??? (Water/trash/city bill is $91/month plus electric heating and cooling bill which varies by season.)
??Phone, cable, internet: $ 120
? Credit cards and other loans: $ 205

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462631
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$443.31

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1990	Debt/Income ratio:	14%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 5	Length of status:	8y 5m
Credit score:	600-619 (Jun-2010)	Total credit lines:	32	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$2,538	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	135%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	47
Screen name:	BCLawyer1118	Borrower's state:	Colorado	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	600-619 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	600-619 (Mar-2010) 620-639 (Sep-2009) 580-599 (Jun-2008) 560-579 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Goodbye credit cards! Sunshine!
Purpose of loan: This loan will be used to consolidate my credit card debt.My financial situation: I am a good candidate for this loan for a few reasons. I received a Prosper loan three years ago and made each payment on time without fail. I believe in Prosper and have a proven track record of dependability and reliability of loan repayment. I'm not sure why I'm still labeled HR, but I can assure you I am not! My bankruptcy was necessary over four years ago, and I've only improved my situation over the years. I obtained my credit cards after my bankruptcy to raise my credit score. They have been helpful; however, with the changes in legislation the fees and interest are being increased. The credit card structure makes it difficult to pay-off and if your payment is received even a day after the due date, but well in the ?grace period? they count it as late and assess fees. With this Prosper loan, I will pay off the balance saving me hundreds of dollars in fees and raise my credit score within a couple months. I am tenacious and hard-working. I know any Lender will be repaid by bidding on me! Thank you!
Monthly net income: $ 7,500.00
Monthly expenses: $6,396
Housing: $ 2500
Insurance (Life/Auto): $ 251
Car expenses: $670
Utilities: $472
Phone, cable, internet: $483
Food, entertainment: $ 560
Clothing, household expenses $ 150
Credit cards and other loans: $1,310
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463061
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$159.46

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1999	Debt/Income ratio:	29%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 7	Length of status:	9y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	18	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$4,748	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	20%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	well-rounded-leverage3	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
I am requesting $5000.00 to consolidate credit card debt with high interest, I have been employed for the same employer for almost 10 years and have a very secure job with union protection. I owe 3600.00 to bank of america and 1300.00 to bank of omaha. the extra hundred dollars are for possible interest charges and prosper fee's
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463457
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	19.06%	Starting borrower rate/APR:	20.06% / 22.30%	Starting monthly payment:	$204.57

Auction yield range:	7.98% - 19.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1991	Debt/Income ratio:	34%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	19 / 18	Length of status:	33y 5m
Credit score:	680-699 (Jun-2010)	Total credit lines:	35	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$35,885	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	brilliant-listing5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Be part of this Historical Event
Purpose of loan:
This loan will be used to? Assistance with travel and marketing this historical documentary at major Film Festivals. This August 2010 The documentary has been chosen as a finalist for competition? for awards. ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ?? See website: www.freedomhousedoc.com
I am a good candidate for this loan because?
I have invested over 8 years , and over 100,000.00 of my own funds to bring this story to fruition. I have a can do attitude and there is no room for failure.........

Monthly net income: $ 6800.00-7000.00

Monthly expenses: $
??Housing: $ 1295.00
??Insurance: $ 355.00
??Car expenses: $ 430.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 180.00
??Food, entertainment: $ 300
??Clothing, household expenses $ 195.00
??Credit cards and other loans: $ 1500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463475
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2006	Debt/Income ratio:	11%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	3y 5m
Credit score:	640-659 (Jun-2010)	Total credit lines:	6	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$1,407	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	31%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Angel_D	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
E-commerce Web Project
Purpose of loan:I will use this loan to hire web(php) programmer.In the last 6-7 months I develop an e-commerce/shopping cart solution (utilizing Pay Pal and Google Checkout payment systems). Since I work alone and I have a full-time job I would like to speed up the work and to hire a developer to help me, so I can finish the project faster and start selling it.You can check the real site/project here: http://dev.panivo.com - Panivo Front-End, and the back-end of the e-commerce software, here: http://dev.panivo.com/admin . This e-shopping solution will be very user-friendly and easy to use/install. The target group is the average customer who doesn't possess any advanced IT skills, but would like to open an online store with less money.

My financial situation: I am a good candidate for this loan because: I have 15 years excellent work background in the IT & Web fields.I am financially responsible person and I always pay my bills on time.I have excellent debt-to-income ratio, which I can proof with my pay stub. Currently it is 2%. If I take this loan it will be 11%.I am reliable - I worked for prestigious companies like Digital Check (financial industry - www.digitalcheck.com), HB Fuller (www.hbfuller.com), IDILogic, Gavi International - www.gavi-international.com and other corporations and I could provide excellent work references upon request (or through my linkedin.com profile). Currently I work for Gavi International as a Senior Web Developer / Manager (3,6 years).My Prosper rating is HR because I have short credit history and I went through a divorce 9 months ago. Currently my ex-wife is solely responsible for her own debts/cc.
Monthly net income: $3910.25Monthly expenses: $1560.00 Housing: $ 750Insurance: $ 0 (deducted from my gross salary)Car expenses: $ 150Utilities: $ 0Phone, cable, internet: $ 130Food, entertainment: $ 250Clothing, household expenses $ 50-$80Credit cards and other loans: $ 150Other expenses: $ 50 (medical) Thank you for your time and consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463581
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2000	Debt/Income ratio:	31%
Basic (1-10):	3	Inquiries last 6m:	7	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	9 / 7	Length of status:	10y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	18	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$2,265	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	value-tsunami5	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for home improvement
Purpose of loan:
This loan will be used to? repaire a classic car and payoff some high interest credit cards

My financial situation:
I am a good candidate for this loan because? I have never missed a payment on anything and do not intend to start now. I am a good canidate for early repayment.

Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 780
??Insurance: $ 80
??Car expenses: $ 163
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463633
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$204.80

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 9	Length of status:	10y 6m
Credit score:	680-699 (Jun-2010)	Total credit lines:	35	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,082	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	5%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	29
Screen name:	reagolden	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	21 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	700-719 (Apr-2010) 620-639 (May-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
Starting Own Pet Service Business
I'm a single mom with a small farm and some rescued animals. I love helping animals and want to start my own business pet sitting, grooming and eventually doggie daycare.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463637
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$205.15

Auction yield range:	10.98% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1986	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	3	Current / open credit lines:	18 / 16	Length of status:	15y 0m
Credit score:	640-659 (Jun-2010)	Total credit lines:	31	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$106,571
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	aggresive-funds4	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off Credit Cards
Paying off credit cards

No late payments....

Get bonus in January 2011, will pay off this loan and other debt
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463643
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,250.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$135.54

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1992	Debt/Income ratio:	42%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 6	Length of status:	10y 2m
Credit score:	700-719 (Jun-2010)	Total credit lines:	23	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$24,960	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	favorable-vigilance	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Dr. Bills and a couple c.c.
Purpose of loan:
This loan will be used to help pay off dr bills occured from a surgery my wife had along with a couple of credit cards with high interest rates.?She is currently out of work with a hyrniated disk in her back. With her not being able to work the money has gotten tight. If I receive this loan I'm hoping to pay off approx. 7 or 8 bills with the same payment I'm making on the?two credit cards alone. I am just looking to be able to make one payment and relieve some stress from seeing the bills month in and month out.
My financial situation:
I am a good candidate for this loan because I?am very reliable on my payments for all my loans and debt I have occured. I have a full time job that I have had for the past ten years along with a part time job I?have had for the last two years.?I also just restarted my disc jockey business for extra income. I will be honest with my wife not being able to work we have lost some income. But we are still mananging, not as easy as earlier but still making the payments on all our debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463661
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1992	Debt/Income ratio:	30%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 10	Length of status:	15y 8m
Credit score:	720-739 (Jun-2010)	Total credit lines:	43	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$6,248	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	7
Screen name:	well-mannered-treasure	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off some credit cards.

My financial situation:
I am a good candidate for this loan because my credit debt is low, I've been at my job for 16 years, own a home with good standing,?and I'm not delinquent in any of my payments.

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $ 1587
??Insurance: $ 150
??Car expenses: $?404
??Utilities: $ 200
??Phone, cable, internet: $ 60
??Food, entertainment: $?100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463679
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$280.46

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 3	Length of status:	1y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	21	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$739	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ktb2008	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
The Right Track - Debt Consolidatio
Purpose of loan:
This loan will be used to pay off my credit cards, personal loans, and car repairs (my transmission just went out). Here is a breakdown of what the money will be spent on:

Chase: $1,100
Capital One: $750
Car Transmission: $1,500
Personal Loan: $4,000

Why Me?:
I am a good candidate for this loan because as you can see from my profile I've never missed a payment. Regardless of the situation I always make sure paying my bills are my top priority. With this loan you would be helping my husband and I return to financial stability and move forward with our lives. This allows us to have a limit to our payments on credit cards so they can finally go away. And finally, because I know this is a guaranteed return on your investment because I completely promise to never miss a single payment, ever!

Monthly net income: $ 1500

Monthly expenses:
Housing: $120
Insurance: $0
Car expenses: $180
Utilities: $20
Phone, cable, internet: $0
Food, entertainment: $30
Clothing, household expenses: $40
Credit cards and other loans: $350
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463685
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1989	Debt/Income ratio:	32%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 6	Length of status:	12y 1m
Credit score:	640-659 (Jun-2010)	Total credit lines:	31	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$16,332	Stated income:	$50,000-$74,999
Amount delinquent:	$3,036	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	integrity-oyster	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYOFF 401K LOAN
Purpose of loan:
This loan will be used to? Payoff 401K loan, after 30 days re-borrow against 401K a larger amount at a lower interest, then payoff this loan and 3 other higher interest?credit card and personals loans.?

My financial situation:
I am a good candidate for this loan because?Steady work and overtime.

Monthly net income: $ 3,800.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463697
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2001	Debt/Income ratio:	52%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 14	Length of status:	3y 7m
Credit score:	640-659 (Jun-2010)	Total credit lines:	36	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$18,570	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	currency-saver	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off & closing credit cards
Purpose of loan:
This loan will be used to? consolidate my credit cards????

My financial situation:
I am a good candidate for this loan because? I pay all of my bills on time and pay more than is required of me.? Just would like to have one monthly payment.

Monthly net income: $ 2562

Monthly expenses: $
??Housing: $ 756
??Insurance: $ 131
??Car expenses: $ 587
??Utilities: $ 60
??Phone, cable, internet: $ 100
??Food, entertainment: $ 150
??Clothing, household expenses $75
??Credit cards and other loans: $ 590
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463709
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.68%	Starting monthly payment:	$37.11

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1994	Debt/Income ratio:	14%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	14y 10m
Credit score:	680-699 (Jun-2010)	Total credit lines:	24	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$954	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	elated-openness4	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463715
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$198.80

Auction yield range:	16.98% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	140%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 4	Length of status:	0y 9m
Credit score:	680-699 (Jun-2010)	Total credit lines:	30	Occupation:	Sales - Commission
Now delinquent:	1	Revolving credit balance:	$5,322	Stated income:	$1-$24,999
Amount delinquent:	$110	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	commitment-supernova	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting back to square one
Purpose of loan:
This loan will be used to pay of some of our past due credit cards and bills.

My financial situation:
We have had our troubled time and know that we need to get back to a good start. We are now aware of our financial situation and want to make it better. My husband has a new job, and I am in the process of going back to work after having our children. I am a mother of 2 and just want to give my children the opportunities that I know I won't be able to if I don't fix my financial situation. We are doing everything we can to lower our expenses on a monthly basis. We are moving in with family to lower our mortgage and expenses. We are doing what we can but just need a little help to get back on our feet.

Monthly net income: $3000

Monthly expenses: $2700
??Housing: $ 600
??Insurance: $
??Car expenses: $0
??Utilities: $200
??Phone, cable, internet: $75
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 800
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463727
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,925.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.98%	Starting borrower rate/APR:	13.98% / 16.14%	Starting monthly payment:	$65.77

Auction yield range:	5.98% - 12.98%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	1y 1m
Credit score:	740-759 (Jun-2010)	Total credit lines:	9	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$117
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	methodical-listing	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Transition Loan for College Student
Purpose of loan:
This loan will be used to bridge my transition to San Francisco where I will transfer in order to finish remaining coursework for an undergraduate degree in economics. I am planned to relocate in about two weeks and this loan would provide some financial support in my transition from community college to a 4-year university. I also intend to improve my credit history and credit score with a positive payment history on this loan facilitated by Prosper.com and funded by the good people who invest with Prosper.

My financial situation:
I am a good candidate for this loan because I am financially sound. Currently, I am working part-time as a private tutor during the summer. Previously, I worked at my current community college as a high school social sciences tutor/classroom aide in the High School Referral program for over a year ending in May 2009. I also have over a $2,600 in savings as of 6/24/2010, and I have good credit with no late payments for last three years. I will pay regular monthly payments until I get my financial aid after August 2010, which is when school starts, after which I will pay in bigger installments until this loan is fully repaid. Recently, I submitted applications for tutoring jobs in San Francisco with the local school district, so wish me luck.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463733
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1996	Debt/Income ratio:	8%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	13y 3m
Credit score:	640-659 (Jun-2010)	Total credit lines:	25	Occupation:	Nurse (RN)
Now delinquent:	1	Revolving credit balance:	$1,225	Stated income:	$50,000-$74,999
Amount delinquent:	$1,143	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	22
Screen name:	green-radiant-rupee	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting out of payday loan's cycle.
Purpose of loan:
This loan will be used to pay off payday loans that I thought would help me out when we were in bind.

I am a good candidate for this loan because I want to get caught up before?my fianancial situation gets out of control.? I?employed full time?in a stable job.??My husband and I are both employed in stable jobs.? I am wanting to get things caught up and stay caught up.??

Monthly net income: $
2400.00
Monthly expenses: $
??Housing: $ 1143.00
??Insurance: $ 107.00
??Car expenses: $?automatically taken out of my husband's?paycheck before we get it
??Utilities: $ 150.00
??Phone, cable, internet: $ 170.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 123
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463745
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	12%
Basic (1-10):	1	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	1y 6m
Credit score:	700-719 (Jun-2010)	Total credit lines:	20	Occupation:	Sales - Commission
Now delinquent:	2	Revolving credit balance:	$5,143	Stated income:	$50,000-$74,999
Amount delinquent:	$703	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	worth-financier	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off remodel of new home :)
Purpose of loan:
This loan will be used to? payoff my family who helped me with the downpayment and remodel of my very first home.? :)

My financial situation:
I am a good candidate for this loan because? My credit is very good, and I'm proud of it (700 score).?The only?derog on my credit report is an old collection of $703 that I have disputed for over 6 years now. I refuse to pay it as it is incorrect!

I was told by Prosper that the only reason I am HR rating is due to too many inquiries in last?few months. I did just get a?new mortgage, and also just purchased a newer car (for better gas mileage!).?? :)?? My credit was pulled a few times when shopping both of those.

I recently bought my very first house, and my wonderful family assisted me with the downpayment and remodel of it.?My dog and I are settled in now and ready to pay them back.? :)?? I take pride in paying my bills on time, always!

Note: The house I just bought has a full basement with separate entrance, and full kitchen! So, I now rent it for $900 per month, on a two year lease.?Yea!

Please consider me for this loan. I have a good amount of money leftover every?month after paying bills, so payment will not be a problem. Thank you.? :)

Monthly net income: $ 4300 after taxes

Monthly expenses: $
??Housing: $ 1787?
??Insurance: $?100
?Car expenses: $305?
??Utilities: $ 50
??Phone, cable, internet: $?100
??Food, entertainment: $?200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 125
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463757
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$158.21

Auction yield range:	5.98% - 15.00%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1984	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	11 / 9	Length of status:	6y 5m
Credit score:	720-739 (Jun-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	funds-stockpiler0	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My 2nd Personal Loan!!
Purpose of loan:

Reason for loan - consolidate my credit card debt

My Personal Monthly net income: $ 3,583?

My Monthly Expenses (All amounts are small because I split everthing with my sister : )
??Housing: $ Rent?450
??Utilities: $?100
??Phone, cable, internet: $?75?
??Food, entertainment: $?300
??Credit cards and other loans: $?350?

Total: $ 1225 Monthly Expenses

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463763
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$185.56

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	30%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	3y 0m
Credit score:	640-659 (Jun-2010)	Total credit lines:	21	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$5,265	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	65%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	24
Screen name:	rawhaw	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	640-659 (Mar-2008)
Principal balance:	$880.69	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
NO more Credit debt!
Purpose of loan:
This loan can pay off the last of my credit card debt that recently had? the APR raised to 29% +. I am loosing alot of money every month and I am not getting anywhere on paying down the principal balance.

My financial situation:
I am a good candidate for this loan because I have a stable career.? My wife and I?are ?very conservative with my money.I have borrowed on prosper before and have never been late on a payment.? I am determined to pay off my debt to save for a house.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 60
??Car expenses: $ 125.00
??Utilities: $ 35.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 250.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463769
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$307.20

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1991	Debt/Income ratio:	37%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	7y 7m
Credit score:	700-719 (Jun-2010)	Total credit lines:	16	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$9,191	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	goal-principal9	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Adoption/Debot Consolidation
Purpose of loan:
This loan will be used to?
complete our adoption.? The placement will happen sooner than expected (yay!) so I am a little short of needed funding.? I also want to consolidate some credit card debt.
My financial situation:
I am a good candidate for this loan because?
in the spring, I will be able to take advantage of the $12000 adoption tax credit, so I will be able to repay the remainder of the loan balance then.? I have a very strong payment record, making all necessary payments each month.
Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 1050????
??Insurance: $ 160
??Car expenses: $ 0
??Utilities: $ 60
??Phone, cable, internet: $ 135
??Food, entertainment: $ 200
??Clothing, household expenses $ 150
??Credit cards and other loans: $?800
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463781
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2001	Debt/Income ratio:	10%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	2y 3m
Credit score:	620-639 (Jun-2010)	Total credit lines:	11	Occupation:	Retail Management
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$572	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	5
Screen name:	tito83	Borrower's state:	Texas	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2008) 620-639 (Oct-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	3
Description
Wedding
My Brother?is getting married and I would like to help with the wedding and honeymoon. It is very important to him and his future wife that they have a good wedding but with bills and a kid on the way it will be hard for them to do that. This is my gift to them. Had to relist this because of new address.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463783
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$204.80

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2000	Debt/Income ratio:	29%
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	22 / 20	Length of status:	2y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	28	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$8,630	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	phenomenal-contract1	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463801
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$415.69

Auction yield range:	10.98% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1989	Debt/Income ratio:	14%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 4	Length of status:	15y 11m
Credit score:	720-739 (Jun-2010)	Total credit lines:	22	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$7,875	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	22
Screen name:	wfcc	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	720-739 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	720-739 (Dec-2009) 640-659 (Mar-2008)
Principal balance:	$2,014.35	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Consolidating Last Credit Cards

Purpose of loan:
This loan will be used to consolidate my last two credit cards so that I may close them and complete the process of eliminating my debt through one last payment plan.? My debt issues are almost entirely related to having a special needs son who has required extensive medical care and special schooling.? After several years of severe financial outlays due to these issues, his medical and schooling needs (and costs) are now well under control and I am making strong progress in wiping out the related debt.

As background, I am a divorced father with two young children, age 12 and 10.? I have joint custody of my children and am deeply involved in their lives and care.? Until my son was born with severe cognitive and physical disabilities, I was completely debt free and never had any financial issues.? For a period of several years, I spent spent thousands of dollars on his care and seeking out specialists and consultants for help.? Over time many of his issues have been resolved and he is much healthier.? A few years ago, his mother and I fought an extensive legal battle in attempting to find him an appropriate school environment.? We were forced to hire attorneys and fight our case for well over a year until finally winning a placement (funded by the State) to a fantastic special needs school.? He is now is much healthier and is making incredible progress in his development.? As a result, my expenses related to his care and schooling are now completely manageable.? I just need to eliminate the debt I built up from the grueling period that we went through to get him the care he needs.

My financial situation:

I am a very good candidate for this loan because of several reasons, including:

1. I have a proven track record with Prosper as a reliable borrower.? I borrowed $6,500 two years ago and have not missed a single payment.? Now I am in an even stronger position than when I originated that loan.

2. My debt issues are almost entirely related to having a special needs son who has required extensive care and special schooling.? They were situational in nature and were not related to poor financial habits or excess spending.? These areas are now well under control and I have made consistent, strong progress over the past 2-3 years in wiping out the related debt.

3. I have a reliable, growing income with a strong privately held company.? Just this past April, I was promoted to Vice President and given a significant raise in salary.

Monthly net income: $ 7,400

Monthly expenses: $ 6,700
Housing: $ 1,900
Insurance: $? 400
Car expenses: $? 300
Utilities: $ 250
Phone, cable, internet: $ 150
Food, entertainment: $? 400
Clothing, household expenses $ 300
Credit cards and other loans: $ 800
Child support and other child expenses: $2,200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463825
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 38.41%	Starting monthly payment:	$44.83

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1993	Debt/Income ratio:	41%
Basic (1-10):	6	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	22 / 20	Length of status:	19y 8m
Credit score:	640-659 (Jun-2010)	Total credit lines:	34	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$17,383	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bold-keen-vigilance	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Vacation cruise
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463861
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1998	Debt/Income ratio:	18%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	5y 3m
Credit score:	640-659 (May-2010)	Total credit lines:	10	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$1,974	Stated income:	$50,000-$74,999
Amount delinquent:	$84	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	clean-commitment7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A little Help in a stressful time.
Purpose of loan:
I recently bought my first home in May 2010.?I have been putting in a lot of work?fixing up the new?place and making it more?comfortable for my family. The home was?built in 2010.?However, there are still some improvements I would like to make such as?landscaping,?furnishing and decorating. I am also proud to be having a new addition to the family soon?and will be taking maternity leave?I have figured that these improvements and?Maternity?will cost 4,000.

Explanation of borrower's credit profile

The $84 showm above is from Columbia House & has been resolved. The debt to income ratio reflects?the?purchase of a new?home.

My financial situation:
I am a good candidate for this loan because I have great job secuirty as a Respitory?Therapist?and?minimal debt. So making monthly payments will not be a problem.

Monthly net income: $ 5,200

Monthly expenses: $
??Housing: $ 1,793
??Insurance: $77
??Car expenses: $350
??Utilities: $ 275
??Phone, cable, internet: $ 130
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 55
??Other expenses: $ Tithes 10% of? take home
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463873
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.30%	Starting borrower rate/APR:	10.30% / 10.65%	Starting monthly payment:	$486.12

Auction yield range:	2.98% - 9.30%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1980	Debt/Income ratio:	6%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	6y 5m
Credit score:	840-859 (Jun-2010)	Total credit lines:	29	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$4,210	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	22%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	peso-vista	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Unexpected expenses
Purpose of loan:
This loan will be used to pay several unexpected expenses

My financial situation:
I am a good candidate for this loan because of my income and credit rating.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463879
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$102.57

Auction yield range:	10.98% - 25.38%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1988	Debt/Income ratio:	30%
Basic (1-10):	7	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	8 / 8	Length of status:	5y 4m
Credit score:	700-719 (Jun-2010)	Total credit lines:	27	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$24,950	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	phenomenal-coin8	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay for my wedding
Purpose of loan:
This loan will be used to? to pay for my wedding. I had some unexpected expenses come up that required the funds I had set aside fopr edding which is la month away.??

My financial situation:
I am a good candidate for this loan because? I pay my bills.?

Monthly net income: $ 2384

Monthly expenses: $
??Housing: $ 400
??Insurance: $
??Car expenses: $
??Utilities: $ 75
??Phone, cable, internet: $ 160
??Food, entertainment: $?150
??Clothing, household expenses $ 30
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463995
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 36.72%	Starting monthly payment:	$134.49

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1991	Debt/Income ratio:	16%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 4	Length of status:	2y 0m
Credit score:	680-699 (Jun-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,625	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	peaceful-fairness8	Borrower's state:	NewMexico	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto
Purpose of loan:
This loan will be used to?buy a car for my 3 boys.? I am?a casualty of divorce and because of this I only get to see my boys?once per week and every other weekend.? I have a truck that?I use for work (I work for ADT as an alarm technician & sales), but it is not big enough to fit all of us.? I had to purchase a car so I could transport and spend time with my boys.? No car, no boys!??My car is broken beyond what is financially sensible to repair so I'm looking to buy a good used car (already have one picked out).? I'm really against debt and loans so what I'm requesting is well within my means to pay?back.?

My financial situation:
I am a good candidate for this loan because? In the past year I have raised a miserable credit score of 529 (thanks to divorce) to just shy of 700. I hate debt and am only requesting this because it's an emergency.? I have a great job and a good debt to income ratio.

Monthly net income: $3200

Monthly expenses: $1642
??Housing: $758
??Insurance: $72
??Car expenses: $ no loans?
??Utilities: $80
??Phone, cable, internet: $35
??Food, entertainment: $300
??Clothing, household expenses $100
??Credit cards and other loans: $205
??Other expenses: $92? Cell?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464019
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2000	Debt/Income ratio:	40%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 10	Length of status:	5y 8m
Credit score:	660-679 (Jun-2010)	Total credit lines:	29	Occupation:	Sales - Commission
Now delinquent:	1	Revolving credit balance:	$22,500	Stated income:	$50,000-$74,999
Amount delinquent:	$931	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	magical-ore1	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating debt
Purpose of loan:
This loan will be used to consolidate my debt. I have a lot of small loans that I am needing to get down to one payment. I have one loan that is delinquent which has caused my credit score to drop. Don't let this scare you away. You will get full payment of this loan back too you.This will allow my family and myself to be financially more stable and get our finances under control.? We ave alling behindin some of our bills and we need help as soon as we can get t.
My financial situation:
I am a good candidate for this loan because I am not someone who? is trying to?just get rid of my debt. I know this was my mistake and I want to pay it back.?My wife and I go?to work everyday trying to create a better life for our daughter.?This loan will be paid every month on time with out any questions asked.?

Monthly net income: $ 3600 before commision

Monthly expenses: $
??Housing: $ 889.99????
??Insurance: $ 63.00
??Car expenses: $ 50.00
??Utilities: $ 50.00
??Phone, cable, internet: $ 300.00
??Food, entertainment: $?300.00
??Clothing, household expenses $ 500.00
??Credit cards and other loans: $ 250.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464043
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	10.20% / 12.31%	Starting monthly payment:	$161.81

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1988	Debt/Income ratio:	19%
Basic (1-10):	9	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 10	Length of status:	1y 3m
Credit score:	760-779 (Jun-2010)	Total credit lines:	31	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$12,363	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	dollar-gatherer488	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off High Rate Credit Cards
Purpose of loan:
This loan will be used to make improvement on my new home that was purchased three weeks ago.

My financial situation:
I am a good candidate for this loan because my financial situation is very strong and will only get better over the next year do to expected pay raises and an VA Disability increase due at the end of the year.

Monthly net income: $ 101,624

Monthly expenses: $
??Housing: $ 1560
??Insurance: $ 150
??Car expenses: $338
??Utilities: $ 125
??Phone, cable, internet: $ 89
??Food, entertainment: $?650??
? Clothing, household expenses $ 200
??Credit cards and other loans: $?800
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464049
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,450.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$156.06

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	45%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 7	Length of status:	3y 11m
Credit score:	660-679 (Jun-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$2,484	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	bluecollarmom	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	680-699 (Sep-2009) 620-639 (Jul-2008)
Principal balance:	$616.24	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Debt Free Plan Step 2
Purpose of loan:
This loan will be used to pay off?all of my revolving debt and my original prosper loan; leaving me with two intallment loans that will be paid off in Oct. of this year and Apr. 2011. The other few hundred dollars are going to go towards our WDW trip this christmas(I just can't wait any longer kids grow up fast).

My financial situation:
I am a good candidate for this loan because I have a good and stable career in civil engineering, also my husband is a union roofer and although the economy was tough for a couple of years working in construction;?we are doing well and now want to become debt free.? I want to put these cards in an installment loan so that no matter what if we can only make the minimum payment they will be paid off in 3 years, I'm hoping for 1 though as I would like to be debt free(almost will still have a mortgage)?by next summer.? This loan will also save me about $50?a month that I can put towards paying?the loan?off early.? Step 1 if you're interested was reducing our expences(bought 1/2?cow, pig(this saved $200/mth in groceries?and installed a wood stove) and saving so that we could pay our bills on time.

Monthly net income: $ 2040

Monthly expenses: $
??Housing: $ 430
??Insurance: $ 53
??Car expenses: $ 161
??Utilities: $?30
??Phone, cable, internet: $?90
??Food, entertainment: $ 265
??Clothing, household expenses $
??Credit cards and other loans: $ 498.5
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464055
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$204.80

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2003	Debt/Income ratio:	17%
Basic (1-10):	7	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 8	Length of status:	4y 7m
Credit score:	720-739 (Jun-2010)	Total credit lines:	13	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$5,783	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	barreler247	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Attorney to Fight for Custody
Purpose of loan:
This loan will be used to fight for Custody of my kids

My financial situation:
I am a good candidate for this loan because I have a very stable job and I have longevity at it

Monthly net income: $ 2824????

Monthly expenses: $
??Housing: $ 1186.04
??Insurance: $ 86
??Car expenses: $ 412
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464079
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$257.85

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2006	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	3y 2m
Credit score:	720-739 (Jun-2010)	Total credit lines:	9	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$564	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	adventure6	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Medical Loan
Purpose of loan:
This loan will be used to help my wife afford an important surgery.

My financial situation:
I am fully employed in the military, have a guaranteed steady job, and have an excellent credit and payment history.

Monthly net income: $
3000 (my wife's income included)
Monthly expenses: $
??Housing: $ 0 (I live on base).
??Insurance: $ 100
??Car expenses: $ 300
??Utilities: $ 0
??Phone, cable, internet: $ 50
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 300
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464085
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$623.54

Auction yield range:	10.98% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	39%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	8y 0m
Credit score:	760-779 (Jun-2010)	Total credit lines:	12	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$933	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	4%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	glennhills	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	2 ( 100% )	760-779 (Latest)
Principal borrowed:	$20,000.00	< 31 days late:	0 ( 0% )	680-699 (Dec-2009) 760-779 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	2
Description
Buying a New Car for the Family
Purpose of loan:
This loan will be used to?
Purchase a new Car for the Family
My financial situation:
I am a good candidate for this loan because?
I have good credit and I have done two prior loans with prosper making all payments on time and successfully paying off both loans.
Monthly net income: $

Monthly expenses: $
??Housing: $ 0????
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 330?
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 25
??Other expenses: $ 40
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464103
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1979	Debt/Income ratio:	25%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 13	Length of status:	31y 9m
Credit score:	640-659 (Jun-2010)	Total credit lines:	38	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$23,026	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	pacopalmer	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 80% )	640-659 (Latest)
Principal borrowed:	$9,500.00	< 31 days late:	2 ( 20% )	640-659 (Jan-2010) 620-639 (Feb-2008) 760-779 (Jul-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
consolidation, education
Purpose of loan:
We sure would appreciate the help! This loan will be used to consolidate bills so we can visit elderly parents and our daughter in the army. Our 3rd daughter is at U of Wash, so we help her some there,?and we are in the process of paying off our Masters loans:)?

My financial situation:
I am a good candidate for this loan because my husband and?I are teachers, he also coaches, and I work extra at Sylvan Learning Center.?

Monthly net income: $ 60,000 + $70,000 (my husband's) = $140,000

Monthly expenses: $
??Housing: $2,000
??Insurance: $500 (car and house)?
??Car expenses: $300
??Utilities: $ 250
??Phone, cable, internet: $150
??Food, entertainment: $?500
??Clothing, household expenses $300
??Credit cards and other loans: $800?
??Other expenses: $200 (Life Insurance)?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464109
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$181.91

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1997	Debt/Income ratio:	61%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 4	Length of status:	17y 0m
Credit score:	680-699 (Jun-2010)	Total credit lines:	20	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$1,286	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	27%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	awsome-deal	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,190.00	< 31 days late:	0 ( 0% )	700-719 (Aug-2009) 720-739 (Jul-2009)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Pay off credit Cards
Purpose of loan:
This loan will be used to pay off credit cards. I had one loan?with you guys and i paid it off way early. Give me a chance and i will do it again.?

My financial situation:
I am a good candidate for this loan because we take paying our bills ?very seriously.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464115
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$176.42

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1990	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 12	Length of status:	0y 11m
Credit score:	680-699 (Jun-2010)	Total credit lines:	47	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$24,727	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	typic67	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	680-699 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	640-659 (May-2010) 660-679 (Apr-2008)
Principal balance:	$2,880.91	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
Need things for our farm market
Purpose of loan: we need to build up inventory of our most popular summer items like Mccutcheons? products and also improve a few things with our store

My financial situation:
I am a good candidate for this loan because? My history with my last prosper loan is perfect and?I have been in this business for life and now am able to do it full time year round

Monthly net income: $ 5500

Monthly expenses: $?3740
??Housing: $ 1560
??Insurance: $ 150
??Car expenses: $ 300
??Utilities: $ 300
??Phone, cable, internet: $ 130
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 800
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 461124
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2007	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	0y 9m
Credit score:	660-679 (Jun-2010)	Total credit lines:	2	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$437	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	safe-openness9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Initial Graduate School Expenses
Purpose of loan:
Cover initial graduate school expenses: Books, a laptop computer, and moving expenses.

My financial situation:
I have a scholarship as well as steady income that will allow me to easily pay off the debt.

Monthly net income: $
3,000

Monthly expenses: $
??Housing: $ 300.00
??Insurance: $ 72.00
??Car expenses: $ 60.00
??Utilities: $ 54.00
??Phone, cable, internet: $ 70.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 20.00
??Credit cards and other loans: $ 0
??Other expenses: $ 89.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463322
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	16.98%	Starting borrower rate/APR:	17.98% / 20.19%	Starting monthly payment:	$263.84

Auction yield range:	16.98% - 16.98%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2004	Debt/Income ratio:	55%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	2y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	18	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$6,167	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	social-metronome	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting family/Paying off ALL debt
Purpose of loan:
This loan will be used to pay off credit cards used to get car and things for home after getting married.? I'm sick of paying $50 each month in interest on certain cards.? We can make the monthly payments easily, but I feel like I'm throwing money in the trash, and my family deserves better than that.? One card claims it will take 20 years to pay off with an already high minimum monthly payment.? Please help me change our lives.? I promise you will not regret it.

My financial situation:
I am a good candidate for this loan because I have not missed a payment for anything in my entire life.? I can't get a loan from the bank because we do not have sufficient collateral.? I'm just ready to cancel all cards and change begin a better life. ?

Monthly net income: $2600 (plus $1800 from wife's income)

Monthly expenses: $
??Housing: $ 647
??Insurance: $ 120
??Car expenses: Own
??Utilities: $ 100
??Phone, cable, internet: $ 120
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 250 (student loan)
??Other expenses: $
TOTAL: $1387
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463640
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 36.72%	Starting monthly payment:	$89.66

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2007	Debt/Income ratio:	32%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	1 / 1	Length of status:	5y 9m
Credit score:	640-659 (Jun-2010)	Total credit lines:	5	Occupation:	Bus Driver
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	SciFiTrooper	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	16 ( 84% )	640-659 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	3 ( 16% )	520-539 (Jun-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	19
Description
Need to fix Transmission on my car.
Purpose of loan:
This loan will be used to fix the transmission that went out on my car. Please help me get it fixed! This will also greatly help me continue to build my credit, as this web site has done in the past by helping to bring my credit up more than 100 points!

My financial situation:
I am a good candidate for this loan because I have used this web site in the past and it was great. Helped me with my credit, and I was able to pay the loan back early. Also I am currently a lender on Prosper.

Monthly net income: $ 1,100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463646
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$190.95

Auction yield range:	16.98% - 21.00%	Estimated loss impact:	26.19%
Lender servicing fee:	1.00%	Estimated return:	-5.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1975	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	4 / 3	Length of status:	0y 5m
Credit score:	660-679 (Jun-2010)	Total credit lines:	28	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$1,444	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	leverage-atmosphere	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Green Energy Business Loan
Purpose of loan:
This loan will be used to? help my Green Energy business move into wider success and expand from the startup stage into something larger.
The business offers solar panels for sale at a good value price along with other solar equipment and financing for my clients and customers.
My financial situation:
I am a good candidate for this loan because? I have four years experience in the Renewable Energy sector as a business executive.

Monthly net income: $?3500

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 100
??Car expenses: $ 0 (it's paid for)
??Utilities: $ 150
??Phone, cable, internet: $ 50
??Food, entertainment: $ 400
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 200
??Other expenses: $ -
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463658
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.15%	Starting borrower rate/APR:	34.15% / 36.59%	Starting monthly payment:	$143.22

Auction yield range:	13.98% - 33.15%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2000	Debt/Income ratio:	5%
Basic (1-10):	6	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	1y 11m
Credit score:	660-679 (Jun-2010)	Total credit lines:	8	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$7,822	Stated income:	$50,000-$74,999
Amount delinquent:	$4,039	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	stylish-integrity4	Borrower's state:	California	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Repair car in time for Summer
Purpose of loan:
This loan will be used to repair my truck and to finish paying of my student loan.Hubby and I have been sharing cars for the past couple of months because I need repairs done and I would love to get mine repaired in time for summer!!! I have one delinquent account on my credit which is my student loan that I would like to pay and get up to date. I have a secure full-time occupation as a Supervisor at a Child Developmemt Center. Ihave been working their for almost two years and was at my privious employment for 6 years.

Monthly net income: $ 4500

Monthly expenses:
??Housing: $ 1200????
??Insurance: $ 100
??Utilities: $ 220
??Phone, cable, internet: $ 120
??Food $?200
??Credit cards and other loans: $ 400
??Gas: $ 80
Total Monthly Expences: $2320
..
Although I will have 24-36 months to pay my loan off with Prosper I plan to have it paid in 18 months. Im also a Lender on prosper and after repairs would like to invest in other members on Prosper! I think peer to peer lending is the greatest idea! We can all help each other and something so small makes the biggest difference on someones life...including mine! To beable to get my truck repaired and back working would be a huge blessing. Im going to be very thankful to finally have it back. Thank you Prosper family fo ryour help and support!!!

Thank you for your consideration!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463664
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1988	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	14 / 13	Length of status:	6y 8m
Credit score:	740-759 (Jun-2010)	Total credit lines:	70	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$22,965	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	25%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	lucrative-ore1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
personal help
Purpose of loan:
This loan will be used to? Take care of my personal family needs

My financial situation:
I am a good candidate for this loan because? I work hard and have good credit to proove it

Monthly net income: $ 6400.00

Monthly expenses: $
??Housing: $ 1200 ????
??Insurance: $
??Car expenses: $ 312.00
??Utilities: $ 400
??Phone, cable, internet: $ 50.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $
??Credit cards and other loans: $ 650.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463670
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	26%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	3y 8m
Credit score:	680-699 (Jun-2010)	Total credit lines:	6	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$696	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	drprnr	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 94% )	680-699 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	2 ( 6% )	600-619 (Jul-2007)
Principal balance:	$353.22	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
GET A USED, RELIABL CAR FOR FAMILY
Purpose of loan:
This loan will be used to BUY A USED, RELIABLE?FAMILY CAR. I HAVE A JEEP THAT GETS 14 MPG?NOW, BUT I NEED A CAR THAT WILL GET 30 MPG. I NEED IT FOR BACK AND FORTH TO WORK, AND AROUND TOWN.

My financial situation:
I am a good candidate for this loan because MY LAST PROSPER LOAN?IS ALMOST PAID OFF AND WAS NEVER?LATE. GOING FOR A SMALL AMOUNT, AND EASY PAY OFF. LOOKING TO BUILD MORE OF MY CREDIT.?

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $
??Insurance: $ 100
??Car expenses: $ 300
??Utilities: $
??Phone, cable, internet: $ 100
??Food, entertainment: $100
??Clothing, household expenses $
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463682
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$280.46

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	51%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	2y 4m
Credit score:	600-619 (Jun-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$9,472	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	jeremyktp	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	600-619 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	620-639 (Apr-2008)
Principal balance:	$2,669.72	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
Complete Debt Consolidation
Purpose of loan:
This loan will be used to pay off all of my credit cards. This will lower my monthly expenses by roughly $100/month and it will allow us to have an "end date" on all of our debt and allow us to move forward and finally be done with past mistakes.

What I'm Paying Off:

USBank: $6,000
Chase: $2,400
Capital One: $450
Discover: $450

Total that is $9300. I'm requesting $6500 and after the 1% fee would bring me at $6,435. To cover the remaing $2,900 I am doing the following:

Sell my Jeep: $2,100-$2,300
Sell my Computer: $150
Sell my Sound System: $100
Additional OverTime at work: $600

My financial situation:
My wife and I have returned to school (we did not quit working, have just decided to continue education to better ourselves) and when first enrolled we were not eligible for financial aid and had numerous automotive issues all in succession, so we became dependent on credit cards. We are now able to get aid and scholarships so we want to consolidate this all and have all of our debt before we start a family in about 3 years - at which time I will have graduated.

Why Me?
I am a good candidate for this loan because we have had our current prosper loan for over 2 years and never missed a payment. We have had other installment loans and credit cards and NEVER missed a payment. No matter what happens, we put our payments at the top of our financial priority list. The reason my credit score is lower is because of credit card debt. This loan will assist in this being taken care of. I am trying to correct mistakes we have made in the past. I'm attending school in the Finance program and will follow my dream of obtaining an MBA after I have some experience. To show how dedicated I am to correcting our mistakes and to providing a better future, last semester I obtained a 3.67 GPA while taking 21 credits and working over 50 hours a week. I finally realized how important it is to do what I want to do - not what others think I should settle for. I'm taking that attitude to my entire life and this loan would be yet another step in the right direction for us.

Monthly net income: $ 1,700

Monthly expenses: $
??Housing: $600
??Insurance: $60
??Car expenses: $0
??Utilities: $100
??Phone, cable, internet: free$
??Food, entertainment: $30
??Clothing, household expenses $30
??Credit cards and other loans: $500
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463706
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$207.30

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1997	Debt/Income ratio:	20%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 8	Length of status:	12y 9m
Credit score:	720-739 (Jun-2010)	Total credit lines:	19	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$26,290	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	transaction-magnolia4	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal loan debt consolidation
Purpose of loan:
Paying off a credit card with higher rate.

financial situation:
I am a good candidate for this loan because?? I am military and intend to remain untill I retire.? Also a homeowner.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463724
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1999	Debt/Income ratio:	37%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	4y 5m
Credit score:	720-739 (Jun-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	2	Revolving credit balance:	$2,053	Stated income:	$25,000-$49,999
Amount delinquent:	$5,909	Bankcard utilization:	25%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	10
Screen name:	listing-portait	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvement
Purpose of loan:
This loan will be used to home improvement
My financial situation:
Secure job and paying bills on time
Monthly net income: $
29000
Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463730
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.38%	Starting borrower rate/APR:	26.38% / 28.71%	Starting monthly payment:	$101.23

Auction yield range:	10.98% - 25.38%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1984	Debt/Income ratio:	49%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 11	Length of status:	0y 3m
Credit score:	640-659 (May-2010)	Total credit lines:	17	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$67,824	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	obedient-trade4	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF LOANS FOR CASH
Purpose of loan: PLEASE HELP ME!? I was unemployed for ?7 months and landed a job in March of this year. Yes, my credit card debt is very high because I didn't have a real income until March so I need to play catch up?. I have not defaulted at anytime, your money is guaranteed. All I need is $2500, thank you!!

Monthly net income: $ 2900.

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463742
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.25%	Starting borrower rate/APR:	25.25% / 27.56%	Starting monthly payment:	$319.14

Auction yield range:	10.98% - 24.25%	Estimated loss impact:	10.60%
Lender servicing fee:	1.00%	Estimated return:	13.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1984	Debt/Income ratio:	7%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	10y 4m
Credit score:	740-759 (Jun-2010)	Total credit lines:	14	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$17,739	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	newest-dedication-sunrise	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help w medical copay
Purpose of loan: Pay a medical copay for surgery & follow up
This loan will be used to? help my daughter pay her medical copay

My financial situation:excellent! Daughter out of college. No major debt, work is plentiful!
I am a good candidate for this loan because? I always pay my bills on time & always have

Monthly net income: $ 5200

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 200
??Car expenses: $ 0
??Utilities: $ 350
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463748
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$185.56

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1986	Debt/Income ratio:	26%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	29 / 26	Length of status:	2y 2m
Credit score:	660-679 (Jun-2010)	Total credit lines:	47	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$38,138	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	listing-snowdome	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Music school - small talented town
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463766
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$141.48

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1994	Debt/Income ratio:	31%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	13 / 13	Length of status:	11y 9m
Credit score:	640-659 (Jun-2010)	Total credit lines:	21	Stated income:	$1-$24,999
Now delinquent:	0	Revolving credit balance:	$12,532
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dollar-hawk1	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
in need of used truck
Purpose of loan:
This loan will be used to? buy a used truck

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 1911.00

Monthly expenses: $
??Housing: $ 0. own
??Insurance: $ 68.
??Car expenses: $
??Utilities: $ 55.
??Phone, cable, internet: $ 50.
??Food, entertainment: $ 125.
??Clothing, household expenses $ 75.
??Credit cards and other loans: $ 175.
??Other expenses: $ 200.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463792
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.78%	Starting monthly payment:	$37.16

Auction yield range:	13.98% - 19.00%	Estimated loss impact:	14.84%
Lender servicing fee:	1.00%	Estimated return:	4.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2003	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	13 / 11	Length of status:	3y 3m
Credit score:	660-679 (Jun-2010)	Total credit lines:	26	Occupation:	Executive
Now delinquent:	1	Revolving credit balance:	$12,436	Stated income:	$100,000+
Amount delinquent:	$750	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	worth-huckleberry	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
20% is better than 31% for CC
Purpose of loan:
Slowly paying off my credit cards for a debt free life!

My financial situation:
Financial situation is OK if not for the 30% interest rates on credit cards. Had to fund school books and used credit card couple years ago. Stupid move.
Monthly net income: $5000.00

Monthly expenses: $ 4,180.00
??Housing: $ 1200
??Insurance: $ 120
??Car expenses: $ 1200
??Utilities: $ 500
??Phone, cable, internet: $ 160
??Food, entertainment: $ 100
??Clothing, household expenses $100
??Credit cards and other loans: $ 500
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463810
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1997	Debt/Income ratio:	11%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 1	Length of status:	13y 2m
Credit score:	660-679 (Jun-2010)	Total credit lines:	16	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	successful-repayment5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Med Bills (new baby girl)
Purpose of loan:
This loan will be used to pay off medical bills from the birth of my baby girl.?

My financial situation:
I am a good candidate for this loan because? I have a high salary at a company where I have worked for 13 years.? I?have a great payment history on all of my accounts.

Monthly net income: $ 8000

Monthly expenses: $
??Housing:? $ 3000
??Insurance: $ 100
??Car expenses: $ 1100
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 600
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463822
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$246.18

Auction yield range:	10.98% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	0y 3m
Credit score:	700-719 (Jun-2010)	Total credit lines:	23	Stated income:	Not employed
Now delinquent:	1	Revolving credit balance:	$57
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	blazing-deal0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting A Business
Purpose of loan:
This loan will be used to? pay for living expenses while I start my own business. I have been offered a position with a large, well-known insurance company to run my own insurance agency. However, I need to relocate in order to accept this position. They provide an income subsidy of $4,000 monthly for 2 years, but in order for the income subsidy to begin I must first sell 40 insurance policies. Having work experience in the industry, I am confident I can sell 40 policies in about 2 months. Until I sell 40 policies, I will only make commission, which I expect to be $1500-$2000 monthly. I am very confident I will make more then enough money to support myself within 3 months. I only need the loan to help with relocation, deposit, first month's rent, and living expenses until the income subsidy begins.

My financial situation:
I am a good candidate for this loan because? I have over 2 years of work experience in the industry. I worked for a competitor and was selling between 50-60 policies monthly. I know it will be more difficult at the beginning because I have to start a pipeline of leads, but I am confident I can sell at least 20 policies a month. After selling 40 policies my income will be far higher then my monthly expenses. The company also provides the following: office subsidy, staffing subsidy, and lead purchasing subsidy.

Monthly net income: $ Estimating to be $$5,000-$6,000 in about 2-4 months Monthly expenses: Estimating to be $2500 monthly including rent and student loan debt when the payments begin. />??Housing: $ Estimated rent of $500 monthly
??Insurance: $ 50
??Car expenses: Gas and Maintenance $150 monthly, car is paid
??Utilities: $ 50
??Phone, cable, internet: $ 60
??Food, entertainment: $ 500
??Clothing, household expenses $ 50 month
??Credit cards and other loans: 99% of my debt consists of student loan debt, which at the moment is deferred for a few months. When the payments begin, they will be close to $500 month
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463840
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.38%	Starting borrower rate/APR:	26.38% / 28.71%	Starting monthly payment:	$121.48

Auction yield range:	10.98% - 25.38%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	11 / 11	Length of status:	23y 5m
Credit score:	660-679 (Jun-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$30,813	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	crusader321	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buy out partner
Purpose of loan:
This loan will be used to buy out my partner who no longer wishes to participate in the business. This will allow me to run with several new ideas, put salespeople on the street and grow our new website.

My financial situation:
I am a good candidate for this loan because I am a proven entrepreneur in business since 1987.?I have weathered the current recession by living below my means, putting in the extra hours and working hard! I have never missed a mortgage or car payment in 20+ years of having my own business.

Monthly net income: $ 7500.00

Monthly expenses: $
??Housing: $ 2000.00
??Insurance: $ 438.00
??Car expenses: $ 0.00
??Utilities: $?250.00
??Phone, cable, internet: $200.00
??Food, entertainment: $ 1000.00
??Clothing, household expenses $100.00
??Credit cards and other loans: $ 1000.00
??Other expenses: $ 750.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463852
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.09%	Starting monthly payment:	$127.20

Auction yield range:	3.98% - 8.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2005	Debt/Income ratio:	4%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	2y 10m
Credit score:	720-739 (Jun-2010)	Total credit lines:	9	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$4,262	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	30%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	useful-hope4	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help paying for wedding
Purpose of the loan
This loan will be used to help pay for my wedding, which my fianc?e and I are financing ourselves. I haven't taken out any comparable loans to date, but have never missed a payment on any of my bills (credit cards, household expenses, etc). I keep strict tabs of our month-to-month budget and with my soon-to-be husband?s income and commissions - we have plenty of room to make monthly payments on a $12,000 loan. We have paid just under $6,000 for the wedding already in cash from savings, and hoping to finance the rest.

Monthly Income vs Expenses
My monthly income in May was 3,636.06 cents; coupled with my fianc? we netted: $7,245 after taxes.
In May, our expenses were just $5,203 ? which included rent, car payments, car insurance, electric, gas, phone, cable, internet, renters insurance, gas and car maintenance, local transportation (train, subway, taxi), EZPass,, Health club dues, charitable gifts, dining and entertainment, personal supplies, clothing, credit card payments, student loan payments and cash spent.

A Loan We Can Repay
We are very comfortable with this loan amount for several reasons:
1) For the past 6 months we have averaged approximately $2,500 in our checking account
2) Our monthly income exceeds our average monthly expenses by more than 4 times the loan amount
3) We have already created an ING Savings account and we will have the amount of the loan directly deposited to that account with a monthly Prosper payment
4) We?ve both been employed by the same organizations for 3 or more years (since we left college. I am a registered Nurse, going back to school for my Nurse Practitioners at Yale University and he works in sales ? building sponsorships for sports and entertainment properties.)
5) To be sure that it doesn't effect our day to day living, my fiance has taken a weekend job at a local brewing company to help offset the loan. As a nurse I work weekends anyway... and he isn't complaining to much about what the job entails!

Thank You
We are both extremely appreciative to any potential lender that considers us. We have been trying to pay for it all on our own ? and we're going to put it on our credit cards? but we decided that we rather go through one entity and hopefully obtain a better interest rate. We also checked with our bank, but it turns out they no longer issue personal unsecured loans. And then we stumbled upon Prosper. We love the concept of peer to peer lending, we love the fact that individuals such as ourselves would be willing to invest in things such as this, we love the fact that it is everyday people that will be benefiting from the interest instead of a financial institution, just really thought it was a terrific concept.
Thank you again for any consideration,
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463864
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1988	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	1	Employment status:	Not employed
Enhanced (1-5):	4	Current / open credit lines:	5 / 4	Length of status:	1y 0m
Credit score:	660-679 (Jun-2010)	Total credit lines:	28	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$3,780
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	Crawford_Kids_Kiosk	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding - Mall Kiosk for Kids Items
CRAWFORD KIDS

BUSINESS PLAN
MARKETING PLAN

06/24/2010

Business Description

Crawford Kids, a new mall kiosk retailing business, will be the single largest retailer in Vermont of Boon Inc. Innovative Modern Baby Products and Toddler gear on the market today. Boon Inc. products include innovative unique, hip and appealing solutions for modern parents; for baby, infant, toddler and young kids for Bathing, Feeding and Storage Solutions. Crawford Kids will be operated as a retail Kiosk at the University Mall in South Burlington, Vermont, Vermont?s Largest Enclosed Shopping Destination.

http://www.booninc.com/
http://www.umallvt.com/

Crawford Kids will operate as a C-Corporation.

Mission Statement

Crawford Kids mission is to provide shoppers from Vermont and surrounding areas with the most unique, attractive, appealing, safe and fun feeding, bathing and storage products available today for infants, toddlers and kids. Our values are focused on family and children and providing families with needed products with a fun, unique twist, so that time between baby, toddler, kids, mom?s and dad?s is maximized, pleasurable and fun.

Vision Statement

Once Crawford Kids is established other unique and environmentally friendly baby and kid friendly products will be considered for inclusion at the kiosk. We will always be on the look out to include new products, yet we will remain focused on Boon Inc. products initially to ensure successful project implementation.

A Crawford Kids Online Retail Website will also be considered and reviewed once Crawford Kids is established.

Opening other Crawford Kids Kiosks will be considered and reviewed once Crawford Kids is established.

Products and Services

Crawford Kids is a mall retail kiosk that will be aesthetically and physically very attractively and neatly organized and merchandised. A unique appearance and feel for the CRAWFORD KIDS Kiosk will be achieved by hanging 2 double sided CRAWFORD KIDS ?old style?, i.e. ?ye old store? styled signs off of the kiosk on diagonally opposite sides, ensuring visibility to all customer traffic. One can get a general feeling for this by referring to the interim logo on the cover page of this application. No other University Mall Kiosk offers the quaint feel that will be achieved by this simply implemented signage measure.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463882
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	17 / 16	Length of status:	0y 2m
Credit score:	680-699 (Jun-2010)	Total credit lines:	38	Occupation:	Sales - Retail
Now delinquent:	1	Revolving credit balance:	$50,014	Stated income:	$75,000-$99,999
Amount delinquent:	$472	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	majestic-dollar83	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for Fall 2010
Purpose of loan:
This loan will be used to purchase inventory for our retail store. There are two co-owners, married with husbands who have corporate well paying positions.

Our?financial situation:
We are?good candidates for this loan because?we pay our bills on time. We financed our start-up business while working in corporate america, we have now transistioned to the store full-time and we need additional funding for the purchase of new inventory. Our boutique is the first and only designer dress rental boutique and Chicago and we have been open since January 2009.

Monthly net income: $
3000.00 in store sales

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 115
??Car expenses: $0
??Utilities: $?100
??Phone, cable, internet: $ 150
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $?1000?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463888
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.30%	Starting borrower rate/APR:	8.30% / 8.64%	Starting monthly payment:	$157.37

Auction yield range:	2.98% - 7.30%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	3y 11m
Credit score:	800-819 (Jun-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$20	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	admiral9	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal project that is my passion
Purpose of loan:
This loan will be used for a personal project. I have been working on this for the past 4 years and am finally close to finishing it.

My financial situation:
I am a good candidate for this loan because I have never been in debt, have always made my bill and credit card payments on time.? I am not saddled with a mortgage, do not have children and am in perfect health.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463962
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.77%	Starting borrower rate/APR:	7.77% / 8.11%	Starting monthly payment:	$99.94

Auction yield range:	2.98% - 6.77%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	6.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1991	Debt/Income ratio:	14%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	4y 10m
Credit score:	740-759 (Jun-2010)	Total credit lines:	18	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$9,873	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	27%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	plentytogoaround	Borrower's state:	California	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Giving you the best that I've got!
Purpose of loan:
Invest into a specific market niche of audiophile speakers. I will be opening a repair shop that focuses on repairing and restoring the infamous DCM Time Window speakers including some of the following: Refinishing/replacing oak tops and bottoms, replace dead tweeters, as well as replacing the "sock" grilles. Also in the near future, I am learning to work with the crossovers as well what it takes to calibrate them properly (back to factory specs). Please visit my site @ www.vintagedcm.com for more information.

My financial situation:
I am a good candidate for this loan because you will be paid back (with interest!) I am hardly a risk at all with plenty of real estate assets, a company sponsored pension plan as well as?money ($4,000) in my savings account! I am very good with money and credit (thanks to Robert Kiosaki) I also have additional assets through my work, about $26,500 saved over the last few years, which I would prefer to not to touch, because of heavy Federal and State taxes penalty if I pull it out before age 55. I earn good money and have a stable job, plus?I earn a little passive income from my property in Texas?(positive cash flow!). I would have no trouble paying the minimum monthly payment on this loan for the next 3 years, although I prefer to pay this off within the next year or two. I am currently single and?don't have any children to have to support. I have in my?bank account today $4k saved up and?could use?this money to?pay off this entire loan anytime. Also, it should be noted that I have lent out money ($1,550) right here on Prosper about 2 years ago to mostly low risk borrowers?and have earned a little bit of money. Luckily only a few people defaulted on their loans, but I still made a positive return. If you have any questions for me, please ask. I want my 'investors' aka YOU to feel comfortable with lending me your hard earned money.?Thank you for you consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464010
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	18%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 10	Length of status:	1y 1m
Credit score:	640-659 (Jun-2010)	Total credit lines:	37	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$7,256	Stated income:	$75,000-$99,999
Amount delinquent:	$9	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	historic-platinum037	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Correcting Past Mistakes
Purpose of loan:
This loan will be used to consolidate debt including pay my parents for money they lent me so I did not have to work when I?studied for the bar exam.???

My financial situation:
I am a good candidate for this loan because though I made some financial mistakes while in undergraduate I have not had any late payments?in four years (I'm 29 and was in school until last year)?and I?now have stable employment.??

Monthly net income: $ 4,367.28

Monthly expenses: $ 3132.52
??Housing: $ 964.39
??Insurance: $ 87.00 (Mortgage Ins. including in mortgage payment)
??Car expenses: $ 342.60 (will be paid off in October)
??Utilities: $ 110
??Phone, cable, internet: $ 165
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 252? and student loan $761.53
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464028
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$61.87

Auction yield range:	2.98% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1977	Debt/Income ratio:	3%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	1 / 1	Length of status:	12y 9m
Credit score:	740-759 (Jun-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	10	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	11
Screen name:	silver-admirer2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fam fm AR 4 1 wk 12 people-our hse
Purpose of loan:
This loan will be used to? prepare our home and have funds for food, gas and expenses for 12 family members that are coming to visit us for one week. They have never been to California before.

My financial situation:
I am a good candidate for this loan because?I am conscientious and this event is a rare occasion.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464040
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.30%	Starting borrower rate/APR:	10.30% / 10.65%	Starting monthly payment:	$486.12

Auction yield range:	2.98% - 9.30%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1997	Debt/Income ratio:	18%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	4y 3m
Credit score:	800-819 (Jun-2010)	Total credit lines:	30	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$16,219	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	logical-principal7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off higher interest rate credit cards.

My financial situation:
I am an excellent candidate for this loan because my wife and I have always made paying off our obligations our highest priority. We have protected our excellent credit over our 12 years of marriage, and?have always maintained a credit score near 800. I graduated college in 2001?with a BS in Computer Science and have had stable and consistent employment in my field.??My wife is a stay at home mother and raises our 3 children, ages 10, 8, and 5. We have never had a late payment on our credit report nor have we ever been foreclosed upon or declared bankruptcy.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464070
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$238.56

Auction yield range:	16.98% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	6	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	7 / 5	Length of status:	0y 1m
Credit score:	800-819 (Jun-2010)	Total credit lines:	20	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$19,099	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	transparency-chime	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464094
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,400.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$328.15

Auction yield range:	7.98% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1992	Debt/Income ratio:	45%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 6	Length of status:	11y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	20	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$32,171	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	precious-dime1	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Addiing on for New fam. Addition
Purpose of loan:
This loan will be used to? add onto the house for our?newest son.

My financial situation:
I am a good candidate for this loan because? because I am a dependable person that takes my responsibilities very seriously

Monthly net income: $ 4400

Monthly expenses: $
??Housing: $ 1550
??Insurance: $ 160
??Car expenses: $ 330
??Utilities: $?400
??Phone, cable, internet: $ 160
??Food, entertainment: $ 400
??Clothing, household expenses $ 400 ( baby expenses)
??Credit cards and other loans: $ 600 (student loans)
??Other expenses: $ 450 (savings)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464106
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.43%	Starting borrower rate/APR:	10.43% / 10.78%	Starting monthly payment:	$811.74

Auction yield range:	2.98% - 9.43%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1983	Debt/Income ratio:	13%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	0y 0m
Credit score:	820-839 (Jun-2010)	Total credit lines:	19	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$43,773	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	enchanted-ore7	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Meeting credit card debt obligation
Purpose of loan:
This loan will be used to? Payoff debts as a result of (1) Going without salary for 3 months (80,000) to preserve the company that I founded in order to complete the takeover of it by NASDAQ OMX, which caused (2) a decline in my liquid savings (3) a run-up in credit card debt (4) all of which was further complicated by a move to a different residence.

My financial situation:
I am a good candidate for this loan because?I have been a CEO of a responsible financial institution (a clearing house for physically delivered electricity and natural gas) which was recently taken over by NASDAQ OMX who has put considerable capital behind this company, kept me on as CEO and has placed me into an excellent salary with tremendous incentives and benefits.Further my financial history has always been one of meeting my obligations
Information in the Description is not verified.